EXHIBIT 99.2

NARROWSTEP INC.

SPECIAL MEETING OF SHAREHOLDERS
___________________, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF NARROWSTEP INC.

The undersigned hereby appoints David C. McCourt proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Narrowstep Inc. held of record by the undersigned on _________________, 2008 at the Special Meeting of Shareholders to be held at _______________________________________________, on _____________, ___________________, 2008 at ___ p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

1.
Proposal to adopt the Agreement and Plan of Merger, dated May 29, 2008, by and among Onstream, Onstream Merger Corp., a Delaware corporation and wholly owned subsidiary of Onstream ("Merger Sub"), Narrowstep Inc., a Delaware corporation ("Narrowstep"), and W. Austin Lewis IV, as Representative of the Narrowstep stockholders (the "Original Merger Agreement"), as amended by First Amendment to the Agreement and Plan of Merger (the "First Merger Agreement Amendment"), dated as of August 13, 2008 and as amended by Second Amendment to the Agreement and Plan of Merger (the "Second Merger Agreement Amendment"), dated as of September 12, 2008 (as amended, the “Merger Agreement”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.
Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2008 SPECIAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

(Signature)	(Date)

(Signature if jointly held)	(Date)

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY.

THANK YOU.